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                                                                     EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-23695) pertaining to the Stericycle, Inc. Amended and Restated Incentive Compensation Plan, in the Registration Statement on Form S-8 (Registration No. 333-24185) pertaining to the Stericycle, Inc. Directors Stock Option Plan, and in the Registration Statement on Form S-8 (Registration No. 333-48761) pertaining to the Stericycle, Inc., 1997 Stock Option Plan, of our report dated March 6, 1998, with respect to the consolidated financial statements of Stericycle, Inc., and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP



Chicago, Illinois
March 23, 1998






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